Exhibit 99.1

Lincoln Centre Tower I 5400 Lyndon B. Johnson Freeway, Suite 1300 Dallas, Texas 75240 T 214.238.5700 F 214.238.5701

Capital Southwest Announces Federal Tax Treatment of 2019 Dividends and Deemed Distribution of $0.90 per share

Dallas, Texas - February 5, 2020 - Capital Southwest Corporation (“Capital Southwest,” “CSWC” or the “Company”) (Nasdaq: CSWC), an internally managed business development company focused on providing flexible financing solutions to support the acquisition and growth of middle market businesses, announced today the tax treatment of its 2019 dividends and a $0.90 deemed distribution to shareholders of record as of December 31, 2019.
Federal Tax Treatment of 2019 Dividends
Capital Southwest paid dividends totaling $2.72 per share that are attributable to the tax year ended December 31, 2019, with approximately 52.08% of those dividends comprised of long-term capital gains and approximately 47.92% comprised of ordinary income. Further, the ordinary income was 40.97% taxed as ordinary income and 6.95% taxed as qualified dividends.  Long-term capital gains and qualified dividends (subject to certain limitations) paid to non-corporate taxpayers (including individuals) qualify for favorable tax treatment under the Internal Revenue Code ("IRC") and, for 2019, will generally be subject to a maximum 20% U.S. federal income tax rate (plus a 3.8% Medicare surtax, if applicable). The Company has posted information regarding the U.S. federal income tax characteristics of its dividends that are attributable to 2019 (the "2019 Form 1099 Information") on its website (http://www.capitalsouthwest.com/tax-information).
The amounts shown in the table below represent the final classification of the Company’s 2019 distributions. This information supersedes any estimated information you may have received during the year. Calendar-year 2019 distributions are classified as follows:
(i) Form 1099-DIV Box 1a includes the combined amounts of the columns "Ordinary Dividend Per Share" and "Qualified Dividends Per Share," contained within table above.
(ii) The portion of the dividend reported in Box 1a treated as Qualified Dividend is reported on Form 1099-DIV in Box 1b.
(iii) Net Capital Gain Dividend is reported on Form 1099-DIV in Box 2a.
(iv) The Company designates the above percentages of each of the total dividends by payment date as Interest-Related Dividend and Short-Term Capital Gain Dividend in accordance with IRC Sections 871(k) and 881(e).
(v) The percentages designate the portion of CSWC's dividends received by Non-U.S. Residents and Foreign Corporation Shareholders that constitute Interest-Related Dividends, Short-Term Capital Gains Dividends, and Net Capital Gain Dividends to total amount of the dividends derived which generally are exempt from United States withholding tax for these periods for Non-U.S. Residents and Foreign Corporation Shareholders.

Non-U.S. residents and foreign corporation shareholders ("Non-U.S. Shareholders") in a Regulated Investment Company ("RIC") such as Capital Southwest, are exempt from U.S. withholding tax on both "interest-related" dividends and short-term capital gains in accordance with the IRC sections 871(k) and 881(e).  In addition, Non-U.S. Shareholders in a RIC are also exempt from U.S. withholding tax on long-term capital gains.  Approximately 95.1% of Capital Southwest’s 2019 dividends relate to interest, short-term capital gains and long-term capital gains.  See the "Tax Treatment of 2019 Dividends for Non-U.S. Shareholders" posted on the Company's website for more details (http://www.capitalsouthwest.com/tax-information).
Dividends distributed to Non-U.S. Shareholders may have been withheld to pay U.S. federal income tax.  Non-U.S. Shareholders should contact their tax advisor with any questions regarding this information, and its application to any claim for refund of taxes paid to the U.S. Internal Revenue Service.
Deemed Distribution of $0.90 per share
The Company also announced a deemed distribution of $0.9031 per share attributable to common stockholders of record as of the close of business on December 31, 2019. We have provided a number of questions and answers below regarding deemed distributions generally, as we believe the concept of deemed distributions may be new to many of our stockholders.

What is a deemed distribution?
For U.S. federal income tax purposes, we have elected to be treated as a RIC under Subchapter M of the IRC. To continue to qualify as a RIC for U.S. federal income tax purposes and obtain favorable RIC tax treatment, we must meet certain requirements, including certain minimum distribution requirements. Subchapter M provides the Company with two choices regarding distributing its net capital gains: (i) it can retain them and designate the retained amount as a deemed distribution or (ii) it can pay out the gains as a cash distribution to its stockholders.
The Company has elected to retain a portion of its net capital gains and designate a deemed distribution of $0.9031 per share to the Company’s common stockholders of record as of the close of business on December 31, 2019. When the Company designates a deemed distribution, instead of a cash distribution paid to common shareholders, the Company pays a 21% corporate-level U.S. federal income tax on the retained net capital gains. In turn, common stockholders are deemed to have received a capital gain dividend and are deemed to have paid the tax that is actually paid by the Company. As a result, common stockholders receive a tax credit that they can use to offset their tax on the deemed distribution or for other purposes, including claiming a refund, as appropriate. Common stockholders also increase their adjusted tax basis in their shares of the Company by the amount of the deemed distribution, net of U.S. federal income taxes paid by the Company and deemed paid by the stockholder. The tax effect is the same as if the capital gains had been distributed to the Company’s common stockholders in cash, who then elected to reinvest their proceeds, net of the tax paid by the Company (i.e., 79% of the amount received after the 21% tax is applied).
What are the tax consequences of the deemed distribution to me as a stockholder?
The following example generally illustrates the tax treatment under Subchapter M of the IRC for the Company and its common stockholders of record on December 31, 2019 with regard to the $0.9031 per share net capital gain to be retained by the Company and designated as a deemed distribution:

1. The Company will pay U.S. federal income tax of 21% on the undistributed net capital gain on behalf of common stockholders in the amount of $0.1897 per share.
2. All stockholders will receive a U.S. federal income tax credit equal to their allocable share of the 21% U.S. federal income tax paid by the Company on the undistributed capital gain.

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Stockholders that are subject to U.S. federal income taxation generally can use that credit to offset their U.S. federal tax liabilities for the stockholder’s taxable year in which the last day of the Company's taxable year falls (generally, the 2019 taxable year for stockholders that are individuals or otherwise have a calendar-year taxable year) and can claim a refund on their U.S. federal income tax return (for example on Form 1040) to the extent of any unused credit.

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Stockholders who hold their shares in tax-deferred accounts can receive a refund from the IRS for the taxes paid on their behalf by having their custodians file an IRS Form 990-T with the IRS. It typically takes several months for custodians to receive the refund and deposit it into stockholders’ accounts.

•	Other tax-exempt stockholders can also receive refunds for the taxes paid on their behalf on the deemed distribution by filing IRS Form 990-T.

•	Stockholders that are not U.S. tax residents should consult their own tax advisors as to the effect of the deemed distribution and the taxes paid on their behalf in their individual circumstances.
3. Common stockholders will increase the adjusted tax basis in their stock by $0.7134, equivalent to the deemed distribution of $0.9031 per share less the $0.1897 per share in taxes paid on their behalf.
Stockholders requiring further information about the impact of the deemed distribution on their state and/or local taxes should consult their tax advisors. The Company does not provide tax advice to its stockholders.
Why did the Company choose to designate a deemed distribution rather than declare a cash dividend at this time?
The Board of Directors, after careful review and deliberation, determined that it is in the best interest of the Company and its continued growth to designate a deemed distribution. The Company will re-deploy the retained capital into income producing debt assets, which will contribute to future net investment income growth.
What are the relevant distribution dates for the deemed distribution?
As there is no cash being paid out, there is no payment date for the deemed distribution. However, the deemed distribution of $0.9031 per share and corresponding tax credit are attributable to common stockholders of record as of December 31, 2019.
Who will send me the tax information of the deemed distribution and when will I get this information?
The deemed distribution is deemed paid to the stockholders of record as of December 31, 2019. All relevant tax information will be included in Internal Revenue Service (“IRS”) Form 2439 (Notice to Shareholder of Undistributed Long-Term Capital Gains), to be mailed in January 2020.
If you own your shares in “street name,” your brokerage firm or bank will send you the tax information. If you own your shares directly in your name, American Stock Transfer & Trust Company LLC (AST), the Company’s transfer agent, will send you the tax information. If you have not received the information by March 2020, you should contact your brokerage firm or bank and request that information.
In addition, the Company has posted information regarding the 2019 deemed distribution (the "2019 Form 2439 Information") on its website (http://www.capitalsouthwest.com/tax-information).
If I have questions about my individual tax situation, where can I get them answered?
The Company does not provide tax advice to its stockholders. Please consult your personal tax advisor. We are providing these questions and answers solely as a convenience to our stockholders.

About Capital Southwest
Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas, Texas-based, internally managed business development company with approximately $312 million in net assets as of December 31, 2019. Capital Southwest is a middle market lending firm focused on supporting the acquisition and growth of middle market businesses with $5 million to $25 million investments across the capital structure, including first lien, unitranche, second lien, subordinated debt and non-control equity co-investments. As a public company with a permanent capital base, Capital Southwest has the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.

Forward-Looking Statements
This press release contains historical information and forward-looking statements with respect to the business and investments of Capital Southwest. Forward-looking statements are statements that are not historical statements and can often be identified by words such as "will," "believe," "expect" and similar expressions and variations or negatives of these words. These statements are based on management's current expectations, assumptions and beliefs. They are not guarantees of future results and are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to changes in the markets in which Capital Southwest invests, changes in the financial and lending markets, regulatory changes, tax treatment and general economic and business conditions.
Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2019 and subsequent filings, including the "Risk Factors" sections therein, with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Investor Relations Contact:

Michael S. Sarner, Chief Financial Officer
214-884-3829